Exhibit 99.1

                    Orion HealthCorp Files Amended Form 8-K;
                    Company Also Announces Loan Transaction

     ATLANTA & HOUSTON--(BUSINESS WIRE)--March 22, 2005--Orion HealthCorp, Inc. (AMEX: ONH) today announced that it has filed an amended Current Report on Form 8-K with the Securities and Exchange Commission that contains financial information regarding the Company's restructuring that resulted in the acquisition of Integrated Physician Solutions, Inc., Dennis Cain Physician Solutions, Ltd., and Medical Billing Services, Inc., in December 2004. The new report amends a report of Orion's restructuring that the Company originally filed with the SEC on December 21, 2004, and includes interim financial statements of the acquired companies as well as pro forma financial statements, which were required to be filed within 75 days of the closing of the acquisition. The financial information required of Orion was originally due to be filed by March 2, 2005, and is being filed by Orion after the filing deadline.
     As a result of failure to timely file the amended Form 8-K, the American Stock Exchange notified Orion by letter on March 16, 2005, that it does not meet the Exchange's continued listing standards because the timely filing of such reports is a condition to the Company's continued listing on the Exchange, as required by Sections 134 and 1101 of the Amex Company Guide. The Exchange advised Orion that, in order to maintain its listing, the Company must submit a plan to the Exchange by March 28, 2005, advising what action it will take to bring the Company back into compliance with Exchange continued listing standards.
     Orion believes that the filing of the amended Form 8-K today satisfies the requirements of Sections 134 and 1101 of the Amex Company Guide and that the Company now complies with these listing standards.
     Orion had previously received another notice from the Exchange of failure to comply with listing standards in connection with two issuances of common stock in 2003 and 2004 without advance shareholder approval. On March 10, 2005, Orion submitted a plan for compliance with these listing standards to the Exchange, and the Company is waiting for a decision from the Exchange's Listing Qualifications Division on whether the March 10 plan is acceptable to the Exchange, regarding the 2003 and 2004 stock issuances.
     The Company also announced that on March 16, 2005, Brantley Partners, IV, L.P. ("Brantley IV") loaned Orion HealthCorp an aggregate of $1,025,000. Also, it is anticipated that Brantley Capital Corporation ("Brantley Capital") will loan Orion an additional $225,000. The loans will bear simple interest at a rate of 9% per annum. Principal and interest will be payable in full upon maturity of the respective loans, which will be the first anniversary of the date of the loan. Brantley IV and Brantley Capital are principal stockholders of Orion and, together, hold approximately 50.9% of the outstanding voting stock of Orion.
     Additionally, as part of this transaction, Orion will enter into an agreement with Healthcare Business Credit Corporation whereby its $4,000,000 secured two-year revolving credit facility will be reduced by the amount of the loans from Brantley IV and Brantley Capital to $2,750,000.
     Orion HealthCorp, Inc. is a healthcare services organization resulting from a recent combination of four different operating companies. Although the structure is new, the combined companies are proven growth engines with considerable operational traction in the healthcare marketplace. The Company provides complementary business services to physicians through three business units: SurgiCare, Inc., serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business services to pediatric practices and technology solutions to general and specialized medical practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.
     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.


     CONTACT: Orion HealthCorp, Inc.
              Terrence L. Bauer, 678-832-1800
              or
              Keith G. LeBlanc, 713-973-6675